Exhibit 99.1


                    [LETTERHEAD OF A.G. EDWARDS & SONS, INC.]


                                October 17, 2003

The Board of Directors
Franklin Street Properties Corporation
401 Edgewater Place Suite 200
Wakefield, Massachusetts

Ladies and Gentlemen:

You have requested that A.G. Edwards & Sons, Inc. ("Edwards") render an opinion as to the fair market value ("Fair Market Value"), as defined below, of a share of the common stock of Franklin Street Properties Corp. ("FSP Corp." or the "Company") as of September 30, 2003 (the "Valuation"). "Fair Market Value" is defined as the price a willing buyer would pay and a willing seller would accept, neither party being under any compulsion to make the transaction and both having reasonable knowledge of the relevant facts, for a share of the Company's common stock on a going concern basis assuming that (i) such stock does not represent a majority, control or swing-vote position and (ii) there is no trading market for such stock, rendering it illiquid. We understand that the Valuation is for business planning purposes only and will be made available to all of the Company's shareholders ("stockholders") for informational purposes only. This Valuation does not constitute a recommendation to the stockholders or any other party to acquire or sell Company securities. We have not been asked to assist the Company, any stockholder or any other party in evaluating the financial advisability of any specific transaction.

Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. The Company has agreed to indemnify Edwards for certain liabilities that may arise out of the rendering of this report and any related activities as advisor to the Company's Board of Directors (the "Board of Directors"). Edwards has also performed and may continue to perform certain investment banking services for the Company. Edwards is not aware of any present or contemplated relationship between Edwards and the Company or any of the Company's affiliates, directors, officers or stockholders that in our opinion would affect our ability to render fair and independent advice in this matter.

In connection with this report, Edwards has, among other things:

      a) investigated the past and current business operations, financial condition and future prospects of FSP Corp., as well as the industries in which the Company operates, through interviews with members of the Company's management;

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The Board of Directors
Franklin Street Properties Corporation
October 17, 2003
Page 2


      b) reviewed the historical and interim financial statements and certain financial forecasts prepared by senior management of the Company;

      c) reviewed the market data for stocks of companies in the same or similar lines of business as the Company;

      d) reviewed the financial terms of certain acquisitions that we deem relevant for analytical purposes;

      e) reviewed financial studies and analyses related to general economic, market and monetary conditions and other relevant studies;

      f) reviewed certain qualitative attributes of the Company both positive and negative; and

      g)    completed other analyses that we deem necessary or appropriate.

In preparing its report, Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or that was supplied or otherwise made available to it by the Company and its representatives. Edwards has not been engaged to, and therefore it has not, verified the accuracy or completeness of any such information. Edwards has relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information materially inaccurate or misleading. Edwards has been informed and assumes that the financial projections supplied to, discussed with or otherwise made available to it reflect the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company. Edwards has not independently verified such information or assumptions, nor does it express any opinion with respect thereto. Edwards has not made any independent appraisal of the assets or liabilities of the Company, nor has it been furnished with any such appraisals, including real estate appraisals. Edwards also did not independently attempt to assess or value any intangible assets (including goodwill). Edwards has assumed that no legal, accounting or regulatory changes that occur after the date hereof will have a material impact on the Company's operations, financial condition or future prospects.

In performing its analysis, Edwards has made numerous assumptions with respect to interest rates, dividend rates, market conditions, general business conditions, local and national real estate conditions, economic conditions and government regulations, all as of September 30, 2003, that are beyond the control of the Company. The analysis performed by Edwards is not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analysis.
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The Board of Directors
Franklin Street Properties Corporation
October 17, 2003
Page 3


The Valuation is limited to information available as of the date of this report. Any values computed herein are based on economic, market, geopolitical and company specific data as of September 30, 2003. Although changes in any one of these items subsequent to September 30, 2003 could materially impact the Valuation and Edwards' report, Edwards does not have any obligation to update, revise or reaffirm the Valuation or its report and Edwards expressly disclaims any responsibility to do so.

In preparing its Valuation, Edwards has applied its judgment with respect to a variety of assumptions and analyses including three primary valuation methodologies: (1) applying a range of valuation multiples of national, publicly traded real estate investment trusts ("REITs") in sectors in which the Company has operations and that we believe are, for valuation purposes, relevant; (2) applying a range of valuation multiples of certain selected acquisitions of REITs in sectors in which the Company has operations; (3) applying a valuation based on the discounted present value of the Company's projected cash available for distribution. The results from these methodologies were modified by applying a discount factor for the lack of marketability of the Company's shares. In applying these analyses, Edwards may have given more or less weight to one methodology versus another and may have determined that various assumptions were more or less probable than other assumptions.

It is understood that this letter is solely for the information of the Board of Directors and stockholders of the Company. This report may not be relied upon, reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose without Edwards' prior written consent.

This report is for the express purpose of assisting the Board of Directors with stockholder communication and business planning. This report should not be relied upon by any party for any other purpose including, but not limited to, the purchase, sale or redemption of FSP Corp. stock, a merger involving FSP Corp., the purchase, sale or redemption of stock in other entities sold by FSP Corp. or for any other public or private transaction.

Based on our analyses, we are of the view that the hypothetical Fair Market Value per share of common stock of FSP Corp., as of September 30, 2003, is in a range between $14.70 and $17.60. Edwards believes, based on its analysis of both quantitative and qualitative factors, that the hypothetical Fair Market Value per share of common stock of FSP Corp., as of September 30, 2003, should be approximately $16.45.

This Valuation is subject to the following Statement of General Assumptions and Limiting Conditions.

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The Board of Directors
Franklin Street Properties Corporation
October 17, 2003
Page 4


      i.) Full compliance by the Company and its subsidiaries with all applicable federal, state, and local zoning, use, environmental, and similar laws and regulations is assumed.

      ii.) The date to which the Valuation expressed in this report applies is set forth in this report. Our Valuation is based on the purchasing power of the U.S. dollar as of that date.

      iii.) No responsibility is taken for changes in market conditions and the current or expected regulatory environment, and no obligation is assumed to revise this report to reflect events or conditions that occur subsequent to the Valuation date.

      iv.) The Valuation is predicated on the financial structure of the Company prevailing as of the date of this Valuation.

      v.) Responsible ownership and competent management of the Company are assumed.

      vi.) We were not engaged nor are we qualified to detect the existence of hazardous material, which may or may not be present on or near the Company's properties. The presence of potentially hazardous substances, such as asbestos, urea-formaldehyde foam insulation, industrial wastes, etc., may affect the value of the property. The value estimate herein is predicated on the assumption that there is no such material on, in, or near the Company's properties that would cause a loss in value. No responsibility is assumed for any such conditions or for any expertise or engineering knowledge required to discover them. The Company should retain an expert in this field if further information is desired.

      vii.) Edwards did not appraise the value of or inspect the individual underlying assets of the Company nor have we been provided with current appraisals.

      viii.) Edwards was not in a position to, and did not, evaluate the likelihood of occurrence or potential exposure, monetary or otherwise, of the Company to any contingent liabilities it may face.



                                    Very truly yours,

                                    A.G. EDWARDS & SONS, INC.